Exhibit 99(a)


Contacts:    Media:  James Mahoney                    Investor:  Thomas R. Rice
                     (617) 346-5472                              (617) 346-0148
                                                                T. Kevin Beatty
                                                                 (617) 346-4963



                              FLEET FINANCIAL GROUP
                             REPORTS RECORD EARNINGS

                      EARNINGS INCREASE 13% TO $393 MILLION


     Boston, Massachusetts, July 15, 1998: Fleet Financial Group, Inc. (FLT-NYSE) today reported net income of $393 million, or $1.29 per diluted share, for the second quarter of 1998, a 13% increase compared with $347 million, or $1.17 per diluted share, earned in the second quarter of 1997. Return on assets and return on common equity for the second quarter of 1998 were 1.59% and 19.0%, respectively.

     Operating earnings for the first six months of 1998 were $760 million, or $2.50 per diluted share, a 12% increase compared with $681 million, or $2.26 per diluted share for the first six months of 1997. Year to date return on assets and return on common equity were 1.60% and 18.6%, respectively. Net income for the first half of 1998 was $716 million including merger-related charges for the acquisitions of Quick & Reilly and the credit card operations of Advanta.

     Terrence Murray, Fleet's chairman and chief executive officer, commented on the company's record second quarter results, "Continuing revenue growth from our core franchise and acquisitions coming on stream combined for a very solid second quarter. This revenue momentum had a powerful impact on the bottom line as investments in technology, the transition to electronic delivery channels and the continued development of higher-return, higher-growth business, also contributed to an outstanding quarter. Continued strength in credit quality completed a very positive picture in Fleet's second quarter."

     Mr. Murray added, "We continue to be pleased by the smooth integration and financial contribution of Quick & Reilly and Advanta's credit card operations to Fleet. These two acquisitions contributed to the 35% increase in noninterest revenues. Strong loan growth in the quarter also contributed to record net interest income resulting in a $260 million increase in total revenue since last year."

     Robert J Higgins, president and chief operating officer, commented, "The contribution to this strong quarter from our recent acquisitions was complemented by core business growth and fee income improvements. Core businesses such as commercial lending, mortgage banking, and investment services all posted strong results."

     Asset quality continued to improve across all sectors of the Corporation's loan portfolio. Nonperforming assets decreased nearly 37% in the past year to $337 million at the end of the second quarter to just .50% of total loans. Net charge-offs and the provision for credit losses were both $118 million in the second quarter. The reserve for loan losses is $1.55 billion at June 30, 1998 and represents 2.32% of total loans and almost 500% coverage of nonperforming loans.

     Under the direction of a new management team, Fleet Mortgage had one of its strongest quarters. Earnings exceeded expectations as loan originations reached a record $9.0 billion for the quarter, surpassing the production levels of the 1993 refinance boom and exceeded the runoff related to the current refinance activity.

     Separately, Fleet announced a 2-for-1 stock split of the company's common stock subject to stockholder approval of an increase in the authorized shares outstanding.

FINANCIAL HIGHLIGHTS

     Net interest income totaled $981 million during the second quarter of 1998, up $48 million from the second quarter of 1997. The increase is principally attributable to the acquisition of Advanta in the first quarter and growth in Fleet's earning assets. The Corporation reported a net interest margin of 4.60%. Net interest income for the first half of 1998 was $1.9 billion, an increase of $68 million over the same period in 1997.

     Noninterest income in the second quarter totaled $809 million, an increase of $209 million, or 35%, from the same period in 1997. Investment services revenue increased 34% to $220 million in the second quarter, driven by the acquisitions of Quick & Reilly and Columbia, as well as strong sales of mutual fund products and appreciation in the equity markets. Capital markets revenue climbed 65% to $107 million compared to the second quarter of 1997 as venture capital revenue increased $29 million, coupled with increased volume in brokerage market-making revenue and sales of foreign exchange and interest rate products. Credit card revenue increased $83 million over the prior year's second quarter, which is attributable to the Advanta acquisition. Noninterest income for the first six months of 1998 totaled $1.5 billion, an increase of 24% over the $1.2 billion earned in the comparable period in 1997. This increase was driven by the acquisition of Advanta, which has added $141 million of revenue, as well as strong growth in revenues from investment services and capital markets revenues.

     Noninterest expense in the second quarter of 1998 increased $147 million from the second quarter of 1997 to $1.0 billion, primarily the result of the acquisitions of Advanta and Columbia Management Company. The Company reported an efficiency ratio of 56.8%. Noninterest expense for the first half of 1998 amounted to $1.9 billion compared to $1.8 billion for the same period in 1997, as Advanta has incrementally added $130 million of expenses.

     Total assets at June 30, 1998 were $100.7 billion, including total loans of $66.8 billion, compared with $87.6 billion of total assets and $59.2 billion of loans at June 30, 1997. Stockholders' equity amounted to $8.9 billion at June 30, 1998.



                              FLEET FINANCIAL GROUP
                              FINANCIAL HIGHLIGHTS

             THREE MONTHS ENDED                                                                 SIX MONTHS ENDED

     June 30,     March 31,    June 30,                                                      June 30,       June 30,
     1998         1998         1997                                                          1998           1997

                                            For the Period ($ in millions)
 $      393      $     367   $     347      Net Income (operating basis) (a)                 $   760      $    681
      1,790          1,633       1,533      Total Revenue                                      3,423         3,064
      1,017            924         870      Total Expense (a)                                  1,941         1,774
        118             92          83      Provision for credit losses                          210           148

                                            Per Common Share
 $     1.34      $    1.25   $    1.20      Basic earnings per share (a)                     $  2.59      $   2.33
       1.29           1.21        1.17      Diluted earnings per share (a)                      2.50          2.26
      83.50          85.06       63.25      Market value (period-end)                          83.50         63.25
       0.49           0.49        0.45      Cash dividends declared                             0.98          0.90
      28.78          27.91       24.11      Book value (period-end)                            28.78         24.11

                                            At Quarter End ($ in billions)
 $    100.7      $    97.7   $    87.6      Assets                                           $ 100.7      $   87.6
       66.8           65.0        59.2      Loans                                               66.8          59.2
       67.0           68.2        63.2      Deposits                                            67.0          63.2
        8.9            8.6         7.4      Total stockholders' equity                           8.9           7.4

                                            Operating Ratios
       1.59%          1.62%       1.62%     Return on average assets (a)                        1.60%         1.59%
      18.97          18.27       20.14      Return on common equity (a)                        18.62         19.65
       4.60           4.75        5.07      Net interest margin                                 4.67          5.03
       56.8           56.6        56.7      Efficiency ratio                                    56.7          57.9
        8.8            8.8         8.5      Total equity/assets (period-end)                     8.8           8.5
        6.8            6.4         7.3      Tier 1 risk-based capital ratio                      6.8           7.3
       11.0           10.4        10.8      Total risk-based capital ratio                      11.0          10.8

                                            Asset Quality ($ in millions)
 $      337      $     373   $     531      Nonperforming assets                             $   337      $    531
      1,551          1,553       1,443      Reserve for credit losses                          1,551         1,443
       0.50%          0.57%       0.90%     Nonperforming assets as a % of loans and OREO       0.50%         0.90%
       0.33           0.38        0.61      Nonperforming assets as a % of total assets         0.33          0.61
       0.47           0.54        0.84      Nonperforming loans to period-end loans             0.47          0.84
       2.32           2.39        2.44      Reserve for credit losses to period-end loans       2.32          2.44
        491            441         290      Reserve for credit losses to nonperforming loans     491           290
       0.71           0.60        0.68      Net charge-offs/average loans                       0.66          0.65


(a) Excludes merger-related charges of $44 million (post tax) for the first quarter of 1998 and the six months ended June 30, 1998. Including merger-related charges, financial data and ratios were as follows:


     Three Months ended                                          Six Months ended
       March 31, 1998                                              June 30, 1998

     $     323                Net Income                        $        716
           997                Total Expense                            2,014
          1.09                Basic earnings per share                  2.43
          1.06                Diluted earnings per share                2.35
          1.43%               Return on average assets                  1.51%
         16.00                Return on common equity                  17.51



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

                                                                FLEET FINANCIAL GROUP
                                                         CONSOLIDATED INCOME STATEMENTS
                                                                  ($ in millions)



          THREE MONTHS ENDED                                                                             SIX MONTHS ENDED

 June 30,    March 31,    June 30,                                                                        June 30,       June 30,
 1998        1998         1997                                                                            1998              1997


$    981    $   938      $   933     Net interest income (FTE)                                         $    1,919      $   1,851
     118         92           83     Provision for credit losses                                              210            148
--------------------------------------------------------------------------------------------------------------------------------
     863        846          850          Net interest income after provision                               1,709          1,703
--------------------------------------------------------------------------------------------------------------------------------
                                     Noninterest income:
     220        201          164          Investment services revenue                                         421            336
     182        176          178          Banking fees and commissions                                        358            352
     126         59          130          Processing-related revenue                                          186            272
     107        138           65          Capital markets revenue                                             245            136
      98         56           15          Credit card revenue                                                 154             29
      76         65           48          Other                                                               140             88
--------------------------------------------------------------------------------------------------------------------------------
     809        695          600               Total noninterest income                                     1,504          1,213
--------------------------------------------------------------------------------------------------------------------------------
                                     Noninterest expense:
     482        445          443          Employee compensation and benefits                                  926            902
      75         74           70          Occupancy                                                           149            147
      74         80           76          Equipment                                                           154            155
      59         51           41          Intangible asset amortization                                       110             82
     327        274          240          Other                                                               602            488
--------------------------------------------------------------------------------------------------------------------------------
   1,017        924          870               Total noninterest expense                                    1,941          1,774
--------------------------------------------------------------------------------------------------------------------------------
       -          -           20     Gains on sales of business units, net of charges                           -             20
     655        617          600     Earnings before income taxes and merger-related charges                1,272          1,162
     262        250          253     Income taxes and tax-equivalent adjustment                               512            481
     393        367          347     Operating earnings before merger-related charges                         760            681
       -         44            -     Merger-related charges, net of tax                                        44              -
--------------------------------------------------------------------------------------------------------------------------------
$    393    $   323      $   347     Net Income                                                        $      716      $     681
================================================================================================================================

$   1.34    $  1.25      $  1.20     Basic earnings per share, excluding merger-related charges        $     2.59      $    2.33
    1.29       1.21         1.17     Diluted earnings per share, excluding merger-related charges            2.50           2.26

    1.34       1.09         1.20     Basic earnings per share                                                2.43           2.33
    1.29       1.06         1.17     Diluted earnings per share                                              2.35           2.26


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

                                                  FLEET FINANCIAL GROUP
                                               CONSOLIDATED BALANCE SHEETS
                                                     ($ in millions)


                                                     June 30,     March 31,     June 30,
                                                     1998         1998          1997
ASSETS:
Cash and equivalents                              $    6,067     $   5,493     $  6,162
Securities                                            11,293        11,279        8,704
Loans                                                 66,754        64,986       59,177
Reserve for credit losses                             (1,551)       (1,553)      (1,443)
Due from brokers/dealers                               3,885         3,567        2,628
Mortgages held for resale                              2,875         2,416        1,000
Other assets                                          11,390        11,499       11,345
---------------------------------------------------------------------------------------
Total assets                                      $  100,713     $  97,687     $ 87,573
=======================================================================================

LIABILITIES:
Deposits                                          $   66,992     $  68,165     $ 63,229
Short-term borrowings                                 11,147         8,238        6,393
Due to brokers/dealers                                 4,983         4,433        3,026
Long-term debt                                         5,654         5,095        4,550
Other liabilities                                      3,076         3,136        2,949
---------------------------------------------------------------------------------------
Total liabilities                                     91,852        89,067       80,147
=======================================================================================

STOCKHOLDERS' EQUITY:
Preferred stock                                          691           691          835
Common stock                                           8,170         7,929        6,591
---------------------------------------------------------------------------------------
Total stockholders' equity                             8,861         8,620        7,426
---------------------------------------------------------------------------------------
Total liabilities and stockholders' equity        $  100,713     $  97,687     $ 87,573
=======================================================================================


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

                                                                     FLEET FINANCIAL GROUP
                                                              CONSOLIDATED AVERAGE BALANCE SHEETS
                                                                        ($ in millions)




                                                                             THREE MONTHS ENDED

                                                    June 30, 1998               March 31, 1998            June 30, 1997


                                                    Average                     Average                   Average
                                                    Balance        Rate         Balance      Rate         Balance        Rate

ASSETS:
Securities                                       $   11,099        6.58%       $ 10,051      6.56%       $   8,327      6.72%
Loans                                                66,329        8.68          62,603      8.66           60,017      8.68
Mortgages held for resale                             2,513        7.26           1,637      7.25            1,444      7.91
Due from brokers/dealers                              4,482        4.55           3,749      5.13            2,628      4.60
Other earning assets                                  1,018        3.82           1,025      4.99            1,347      5.40
-----------------------------------------------------------------------------------------------------------------------------
   Total interest-earning assets                     85,441        8.09%         79,065      8.15%          73,763      8.24%
-----------------------------------------------------------------------------------------------------------------------------
Reserve for credit losses                            (1,527)       -             (1,466)     -              (1,457)     -
Other assets                                         15,233        -             14,235      -              13,670      -
-----------------------------------------------------------------------------------------------------------------------------
Total assets                                     $   99,147        -           $ 91,834      -           $  85,976      -
=============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings                                       $   28,557        2.40%       $ 27,429      2.37%       $  27,610      2.22%
   Time                                              22,765        5.33          21,167      5.31           20,004      5.09
-----------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing deposits                51,322        3.70          48,596      3.65           47,614      3.43
-----------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                 9,005        4.77           6,914      4.90            4,963      4.62
Due to brokers/dealers                                5,167        4.62           4,564      4.83            3,026      4.58
Long-term debt                                        5,572        7.48           4,853      7.31            4,611      7.33
-----------------------------------------------------------------------------------------------------------------------------
   Total interest-bearing liabilities            $   71,066        4.20%       $ 64,927      4.14%       $  60,214      3.89%
=============================================================================================================================

   Net interest spread                                    -        3.89%              -      4.01%               -      4.35%
=============================================================================================================================

Demand deposits and other noninterest-
  bearing time deposits                          $   16,283        -           $ 15,844      -           $  16,163      -
Other liabilities                                     3,064        -              2,501      -               2,159      -
-----------------------------------------------------------------------------------------------------------------------------
Total liabilities                                    90,413        -             83,272      -              78,536      -
-----------------------------------------------------------------------------------------------------------------------------
Stockholders' equity                                  8,734        -              8,562      -               7,440      -
-----------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity       $   99,147        -           $ 91,834      -           $  85,976      -
=============================================================================================================================

Net interest margin                                                4.60%                     4.75%                      5.07%
=============================================================================================================================



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

                                                                   FLEET FINANCIAL GROUP
                                                           CONSOLIDATED AVERAGE BALANCE SHEETS
                                                                   ($ in millions)


                                                          SIX MONTHS ENDED

                                                     June 30, 1998           June 30, 1997


                                                  Average                  Average
                                                  Balance      Rate        Balance        Rate

ASSETS:
Securities                                     $   10,578       6.57%     $   8,453       6.70%
Loans                                              64,476       8.67         59,853       8.66
Mortgages held for resale                           2,078       7.25          1,565       7.74
Due from brokers/dealers                            4,118       4.81          2,623       4.48
Other earning assets                                1,021       4.40          1,540       5.33
----------------------------------------------------------------------------------------------
   Total interest-earning assets                   82,271       8.12%        74,034       8.20%
----------------------------------------------------------------------------------------------
Reserve for credit losses                          (1,497)                   (1,473)
Other assets                                       14,737                    13,933
----------------------------------------------------------------------------------------------
Total assets                                   $   95,511                 $  86,494
==============================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings                                     $   27,996       2.39%     $  27,694       2.24%
   Time                                            21,971       5.32         20,358       5.11
----------------------------------------------------------------------------------------------
      Total interest-bearing deposits              49,967       3.68         48,052       3.46
----------------------------------------------------------------------------------------------
Short-term borrowings                               7,966       4.83          4,572       4.42
Due to brokers/dealers                              4,867       4.72          3,053       4.38
Long-term debt                                      5,214       7.40          4,806       7.25
----------------------------------------------------------------------------------------------
   Total interest-bearing liabilities          $   68,014       4.17%     $  60,483       3.88%
===============================================================================================

   Net interest spread                                          3.95%                     4.32%
===============================================================================================

Demand deposits and other noninterest-
  bearing time deposits                        $   16,065                 $  16,179
Other liabilities                                   2,783                     2,310
----------------------------------------------------------------------------------------------
Total liabilities                                  86,862                    78,972
----------------------------------------------------------------------------------------------
Stockholders' equity                                8,649                     7,522
----------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity     $   95,511                 $  86,494
==============================================================================================

Net interest margin                                             4.67%                     5.03%
==============================================================================================
